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                                                                   Exhibit 23.02



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of our reports for Transaction Systems Architects, Inc. dated October 31, 1995, and for Applied Communications, Inc. and Affiliate dated June 10, 1994, included in Transaction Systems Architects, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1995, and to all references to our Firm included in this Registration Statement.


                                  Arthur Andersen LLP



Omaha, Nebraska,
August 5, 1996